As filed with the Securities and Exchange Commission on December 29, 2008

Registration Statement No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EPOCH HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-1938886
(State or Other Jurisdiction of Incorporation or Organization	(IRS Employer Identification Number)

640 Fifth Avenue, 18th Floor
New York, New York 10019
(212) 303-7200

(Address of Principal Executive Offices)

Epoch Holding Corporation 2004 Omnibus Long-Term Incentive Compensation Plan

(Full title of the Plan)

William W. Priest
Chief Executive Officer
640 Fifth Avenue, 18th Floor
New York, New York 10019
(212) 303-7200

(Name, Address and Telephone Number of Agent for Service)

Copies to:
Alan I. Annex, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200
(212) 801-6400 (Telecopy)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum	Proposed Maximum	Amount of
to be	to be	Offering Price Per Share	Aggregate Offering	Registration
Registered	Registered (1)	(2)	Price (2)	Fee
Common Stock, $0.01 par value, underlying shares and options to be issued under the Epoch Holding Corporation 2004 Omnibus Long-Term Incentive Compensation Plan	2,500,000 shares	$8.25	$20,625,000	$810.56

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Epoch Holding Corporation (the “Company” or the “Registrant”) common stock, $0.01 par value (the “Common Stock”),which become issuable under the Epoch Holding Corporation 2004 Omnibus Long-Term Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of the average of the high and low price of a share of Common Stock as reported on the NASDAQ Capital Market on December 19, 2008.

EPOCH HOLDING CORPORATION
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by the Registrant to register:

•
2,500,000 additional shares of Common Stock issuable to certain employees, officers and directors of the Company, and other persons that provide consulting services to the Company, pursuant to the Company’s 2004 Omnibus Long-Term Incentive Compensation Plan (the “Plan”), which has been amended since the filing of the Company’s Registration Statement covering the Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-121457, filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2004, are hereby incorporated by reference into this Registration Statement to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act and the introductory Note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) of the Securities Act.  Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are hereby incorporated by reference into this Registration Statement:

(a)           Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2008, as filed with the Commission on September 15, 2008

(b)           Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as filed with the Commission on November 10, 2008

(c)           All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since June 30, 2008

(d)           The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-3 filed under the Securities Act on May 22, 2007, including any amendment or report filed for the purpose of updating such description

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.  Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

        Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b) of the General Corporation Law of the State of Delaware authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty to the corporation or its stockholders or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation and its Bylaws which eliminate, to the fullest extent permissible under Delaware law, the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

Section 145 of the General Corporation Law of the State of Delaware allows for the indemnification of officers, directors, employees and agents of a corporation under certain prescribed circumstances and subject to certain limitations. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company’s Bylaws also empower the Company to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and its officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, or other authorized representative of the Company. The Company’s Bylaws and the indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The Registrant maintains directors and officers liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities which might be incurred by them in such capacities and against which they may not or can not be indemnified by the Registrant, including certain claims or liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See "Exhibit Index" on page 8.

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable .  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of December, 2008.

EPOCH HOLDING CORPORATION

By:	/s/ William W. Priest
William W. Priest
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William W. Priest and Adam Borak, and each or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan R. Tessler	Chairman of the Board	December 26, 2008
Allan R. Tessler

/s/ William W. Priest	Chief Executive Officer	December 26, 2008
William W. Priest	(Principal Executive Officer)

/s/ Adam Borak	Chief Financial Officer	December 26, 2008
Adam Borak	(Principal Financial and Accounting Officer)

/s/Enrique R. Arzac	Director	December 26, 2008
Enrique R. Arzac

/s/ Jeffrey L. Berenson	Director	December 26, 2008
Jeffrey L. Berenson

/s/ Peter A. Flaherty	Director	December 26, 2008
Peter A. Flaherty

/s/ Eugene M. Freedman	Director	December 26, 2008
Eugene M. Freedman

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4.1	Amended and Restated 2004 Omnibus Long-Term Incentive Compensation Plan. *

4.2	Certificate of Incorporation (filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on December 7, 2004, and incorporated herein by reference).

4.3	Amended and Restated By-Laws (filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on April 2, 2008, and incorporated herein by reference).

5.1	Opinion of Greenberg Traurig, LLP, Counsel of the Registrant. *

23.1	Consent of Greenberg Traurig, LLP, Counsel of the Registrant (contained in Exhibit 5.1).*

23.2	Consent of CF & Co., L.L.P., Independent Registered Public Accounting Firm.*

24.1	Power of Attorney (contained on the signature page hereof).*

(*)  Filed herewith electronically.